                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             LIZ CLAIBORNE, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
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ADDITIONAL INFORMATION
TO THE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

The second paragraph under the heading "PROPOSAL 4-Liz Claiborne, Inc. 2005 Stock Incentive Plan-Background and Reasons for Adoption" on page 33 of the Notice of Annual Meeting and Proxy Statement (the "Proxy Statement") of Liz Claiborne, Inc. (the "Company"), dated April 1, 2005, contains certain information concerning all of the Company's existing shareholder-approved stock plans. As disclosed, under the Company's existing stock incentive plans (which are comprised of the 2002 Stock Incentive Plan, the 2000 Stock Incentive Plan and the Amended and Restated Liz Claiborne, Inc. Outside Directors' 1991 Stock Ownership Plan), as of March 21, 2005 approximately 9,223,845 shares of the Company's Common Stock, par value $1.00 per share were subject to outstanding options. The following is additional information with respect to such outstanding stock options:

        as of March 21, 2005, the weighted average exercise price of all of the outstanding stock options was $30.42; and

        as of March 21, 2005, the weighted average remaining life of all of the outstanding stock options was approximately 7.4 years.


As indicated in the Compensation Committee Report included in the Proxy Statement, in 2005 the Company shifted its broad-based equity compensation program from options towards restricted stock. Given this shift, the Company expects to use less shares for its annual equity compensation grants under its stock plans than had previously been the case and is committed to maintain for such grants an average annual "burn rate" (defined as the number of shares granted under all existing equity plans divided by the number of common shares outstanding for each fiscal year) of no greater than 2.89% for fiscal years 2005, 2006, and 2007, not taking into account outstanding options that may be assumed by the Company in a merger or acquisition in which the Company is the surviving entity.